LAIDLAW INTERNATIONAL REPORTS FIRST QUARTER FISCAL 2004 RESULTS
Annual Shareholder Meeting to be held February 10, 2004

NAPERVILLE, IL, January 13, 2004 — Laidlaw International, Inc. (OTC Bulletin Board: LALW; TSX: BUS) today announced financial results for its 2004 first quarter ended November 30, 2003. As previously reported, the company emerged from bankruptcy protection in June 2003. Accordingly, the 2004 first quarter results presented in this news release are for the reorganized company. All results for the prior year first quarter ended November 30, 2002 are for Laidlaw Inc., the predecessor company. Because of the company’s reorganization, comparisons to the prior year may not be meaningful.

For the first quarter of fiscal 2004, revenue of $1,210.3 million was up 4.1% from $1,162.2 million for the comparable prior year period, largely driven by growth of the company’s healthcare transportation and emergency management services businesses. The net income for the first quarter of 2004 was $22.6 million compared to a net loss of $2,164.4 million for the prior year quarter. In the prior year period, the predecessor company adopted SFAS 142 and recorded a non-cash goodwill impairment charge of $2,205.4 million. Additionally, during the prior year period interest expense was not recorded for those liabilities subject to compromise.

First quarter EBITDA (earnings before interest, income taxes, depreciation, amortization, other income, other financing related expenses and cumulative effect of change in accounting principle) was $150.2 million as compared to an EBITDA of $132.1 million for the predecessor company in the first quarter of 2003. The 13.7% improvement in EBITDA was largely driven by better results from the company’s Greyhound segment. Net cash used by operating activities for the 2004 first quarter was $51.6 million, largely reflecting the seasonal use of working capital by the education services business, as compared to net cash used by operating activities of $8.1 million for the predecessor company in the first quarter of 2003. Laidlaw International presents EBITDA, a non-GAAP measure, as a supplemental disclosure to the financial results provided in this news release. EBITDA is commonly used as a measure to evaluate the company’s ability to service or incur debt. A schedule reconciling EBITDA is provided as a supplement to this release.

“Our businesses performed adequately during the first quarter, but we continued to feel the effects of the economic pressures experienced by many of our traditional customers,” said Kevin Benson, Laidlaw International’s President and Chief Executive Officer. “While maintaining customer service as our key objective, we are focusing our efforts on developing additional sources of revenue and aggressively seeking ways to reduce overhead and preserve capital.”

As of November 30, 2003, the company had unrestricted cash and cash equivalents of $75.1 million and long-term debt including current portion of $1,284.8 million. Net capital expenditures for the first quarter were $39.3 million as compared to $67.6 million for the prior year period.

The company filed its quarterly report on Form 10-Q for its first quarter fiscal 2004 with the Securities and Exchange Commission on January 13, 2004. The Form 10-Q contains more detailed information about the company’s financial results and factors affecting the company.

The company will hold a conference call hosted by senior management to discuss the financial results on Wednesday, January 14, 2004 at 10:00 a.m. (eastern standard time). A web cast of the conference call will be accessible at Laidlaw International’s website www.laidlaw.com.

To participate in the call, please dial:

800-231-5571 — (US and Canada)
973-582-2703 — (International)

A replay will be available immediately after the conference call through January 28, 2004. To access the replay, dial 877-519-4471 (U.S and Canada) or 973-341-3080 (International); access code: 4400050. Additionally, the web cast will be archived on the company’s website for approximately one month.

On February 10, 2004, the company will hold its first annual shareholder meeting in New York City at The New York Palace hotel at 455 Madison Avenue. The meeting is scheduled for 11:30 am (eastern standard time).

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the intent, belief or current expectations of Laidlaw International and its management regarding the company’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which the company operates, Greyhound Lines’ ability to continue as a going concern, governmental regulations, the competitive environment, actual accident claims experience, third-party payor health care reimbursement rates, the restrictive covenants contained in the company’s senior secured credit facility, the ability to continue to satisfy bonding requirements for existing or new customers, successful completion of labor negotiations including those at the company’s Greyhound business, potential pension plan funding requirements, the ability to realize revenue growth, the ability to implement initiatives designed to increase operating efficiencies and improve results and other risks discussed under the caption “Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the full year ended August 31, 2003 and as may be detailed in the company’s other filings with the Securities and Exchange Commission.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport, public transit, patient transportation and emergency department management services. Trades of the company’s shares are posted on the OTC Bulletin Board (OTCBB: LALW). Additionally, the company’s shares trade on the Toronto Stock Exchange (TSX: BUS). For more information, visit our website at www.laidlaw.com.

Contact:
Sarah Lewensohn
Director, Investor Relations
(630) 848-3120

LAIDLAW INTERNATIONAL, INC.

Consolidated Statements of Operations
( $ in millions except per share amounts )
(unaudited)

	Three Months Ended
	November 30,

	2003	2002(*)

Revenue	$1,210.3	$1,162.2
Compensation expense	685.0	658.1
Accident claims and professional liability expenses	89.6	96.6
Vehicle related costs	69.9	66.5
Occupancy costs	49.9	48.6
Fuel	44.4	43.5
Depreciation expense	76.1	76.2
Amortization expense	4.6	0.2
Other operating costs	121.3	116.8

Income from operating segments	69.5	55.7
Interest expense	(32.7)	(6.5)
Other financing related expenses	—	(8.2)
Other income	0.9	1.5

Income before income taxes and cumulative effect of a change in accounting principle	37.7	42.5
Income tax expense	(15.1)	(1.5)

Income before cumulative effect of a change in accounting principle	22.6	41.0
Cumulative effect of a change in accounting principle	—	(2,205.4)

Net income (loss) for the period	$22.6	($2,164.4)

Basic earnings (loss) per share
Income before cumulative effect of a change in accounting principle	$0.23	$0.13
Cumulative effect of a change in accounting principle	—	(6.77)

Net income (loss)	$0.23	($6.64)

Diluted earnings (loss) per share
Income before cumulative effect of a change in accounting principle	$0.22	$0.13
Cumulative effect of a change in accounting principle	—	(6.77)

Net income (loss)	$0.22	($6.64)

*	Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.

LAIDLAW INTERNATIONAL, INC.

Operating Highlights
( $ in millions )
(unaudited)

	Three Months Ended
	November 30,

	2003	2002(*)

Revenue Education services	$455.7	$456.2
Public Transit services	72.1	70.6
Greyhound	287.1	274.4
Healthcare Transportation services	262.0	247.5
Emergency Management services	133.4	113.5

Consolidated	$1,210.3	$1,162.2

Income (loss) from operations before depreciation and amortization Education services	$109.5	$106.6
Public Transit services	0.5	(0.1)
Greyhound	10.6	(1.5)
Healthcare Transportation services	19.0	19.1
Emergency Management services	10.6	8.0

Consolidated	$150.2	$132.1

Operating margins before depreciation and amortization Education services	24.0%	23.4%
Public Transit services	0.7%	-0.1%
Greyhound	3.7%	-0.5%
Healthcare Transportation services	7.3%	7.7%
Emergency Management services	7.9%	7.0%
Consolidated	12.4%	11.4%

*	Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.

LAIDLAW INTERNATIONAL, INC.

Reconciliation of Non-GAAP Financial Measures
( $ in millions )
(unaudited)

	Three Months Ended
	November 30,

	2003	2002(*)

EBITDA, as reported	$150.2	$132.1
Cash paid for interest	(20.2)	(11.3)
Cash paid for other financing related expenses	(5.7)	(9.6)
Other income	0.9	1.5
Cash received (paid) for income taxes	1.1	(1.0)
Increase in claims liability and professional liability insurance reserves	5.8	28.7
Cash used in financing other working capital items	(184.8)	(135.7)
Decrease (increase) in restricted cash and cash equivalents	1.2	(11.1)
Other	(0.1)	(1.7)

Net cash used in operating activities	($51.6)	($8.1)

EBITDA, a non-GAAP financial measure, represents earnings before interest, income taxes, depreciation, amortization, other income, other financing related expenses and cumulative effect of a change in accounting principle.

EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding its ability to service or incur debt.

•	Predecessor Company’s results

To facilitate a comparison of the Company’s operating performance in fiscal 2004, the Predecessor Company’s operating results have been shown as comparative figures. However, as a result of the reorganization, comparison to the Predecessor Company’s results may not be meaningful.